                                                                    EXHIBIT 99.3

                         Please Detach Proxy Card Here
--------------------------------------------------------------------------------
                         \/                         \/

The board of directors recommends a vote "FOR" Items 1 and 2
                                          ---

Proposal 1.  Directors' Proposal --  Approve the amendment to the certificate of incorporation to increase authorized
                                     common stock

                                     FOR   [X]    AGAINST  [X]    ABSTAIN  [X]

Proposal 2. Directors' Proposal --   Approve the issuance of common stock

                                     FOR   [X]    AGAINST  [X]    ABSTAIN  [X]

                                          Change of Address and            [X]
                                          or Comments Mark Here



                      Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title.
                                      If more than one trustee, all should sign.

                                           Dated:  ______________________,  1999


                                           -------------------------------------
                                                  Signature of Stockholder


Mark, Sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope.
                                           ---------------------------      [X]
                                           Votes must be indicated
                                           (x) in Black or Blue ink

                              PLEASE DETACH HERE
                You Must Detach This Portion of the Proxy Card

                         Please Detach Proxy Card Here
                         \/                         \/


                             AMSOUTH BANCORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stephen A. Yoder, John W. Hopper and Carl
L. Gorday, and each of them, proxies with full power of substitution to vote all of the shares of common stock of AmSouth Bancorporation held of record by the undersigned at the special meeting of stockholders to be held on September 16, 1999, and at any adjournments thereof. This card also provides voting instructions for shares held in the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, and held of record by the agent for such plan. If no directions are given, the proxies will vote for the amendment of the certificate of incorporation and for the issuance of common stock. The proxies, in their discretion, are further authorized to vote on any other matter that may properly come before the meeting.

                     (Continued and to be dated and signed on the reverse side.)


                                    AMSOUTH BANCORPORATION
                                    P.O . Box 11087
                                    New York, N.Y.  10203-0087